CUSIP No. 648904200                                          Page 17 of 17 Pages


                                                                    EXHIBIT 99.1

                                    AGREEMENT
                                       OF
                             HALPERN DENNY III, L.P.
                                       AND
                        HALPERN DENNY & COMPANY V, L.L.C
                            PURSUANT TO RULE 13D-1(F)


          The undersigned hereby agree that the Statement on Schedule 13D to which this Agreement is annexed as Exhibit 99.1 is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.


                                           HALPERN DENNY III L.P.
                                           By: Halpern Denny & Company
                                           V, L.L.C, General Partner


                                           By /s/ William J. Nimmo
                                             -----------------------------
                                                Managing Member


                                           HALPERN DENNY & COMPANY V,
                                           L.L.C.


                                           By /s/ William J. Nimmo
                                             -----------------------------
                                                Managing Member